                                                                Exhibit(d)(3)(b)

                                 AMENDMENT NO. 4
                              MANAGEMENT AGREEMENT

     Effective May 1, 2007, pursuant to adoption by the Board of Trustees on March 1, 2007, the following amendments are made to the Ultra Series Fund Management Agreement dated February 5, 1997.

     1. Paragraph No. 1 of the Recitals section of the Management Agreement is amended to read as follows:

          "1. The fund is a series-type, open-end management investment company registered under the Investment Company Act of 1940, as amended (the 1940
     Act) that currently consists of thirteen investment portfolios (each, a Series) designated as Money Market, Bond, Diversified Income Fund, High Income, Large Cap Value, Mid Cap Value, Large Cap Growth, Mid Cap Growth, International Stock, Global Securities, Conservative Allocation, Moderate Allocation, Aggressive Allocation, Small Cap Value and Small Cap Growth Funds, each such Series having its own investment objective;"

     2. Article III entitled Compensation of the Manager is amended to add the following annual rate to the current list of rates:

"Small Cap Value Fund    1.10%"
"Small Cap Growth Fund   1.10%"

                                        ULTRA SERIES FUND


                                        By: /s/ David P. Marks
                                            ------------------------------------
                                        Name: David P. Marks
                                        Title: President


ATTEST:


/s/ Diane M. Fisher
-------------------------------------


                                        MEMBERS CAPITAL ADVISORS, INC.


                                        By: /s/ Lawrence R. Halverson
                                            ------------------------------------
                                        Name: Lawrence R. Halverson
                                        Title: Senior Vice President


ATTEST:


/s/ Diane M. Fisher
-------------------------------------